EXHIBIT 23.3


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The Directors
Permanent Financing (No. 5) PLC
Blackwell House
Guildhall Yard
London
EC2V 5AE

The Directors
Permanent Financing (No. 1) Limited
Blackwell House
Guildhall Yard
London
EC2V 5AE


14 July 2004




Dear Sirs

PROPOSED ISSUE OF NOTES BY PERMANENT FINANCING (NO. 5) PLC

We consent to the use of the Registration  Statement of Permanent Financing (No.
5) PLC and Permanent Funding (No.1) Limited on Form S-11, filed on 14 July 2004, of our report on Permanent Financing (No. 5) PLC dated 14 July 2004 and our report on Permanent Funding (No. 1) Limited dated 3 March 2004 appearing in the preliminary prospectus, which is part of the Registration Statement, and to the reference to our firm under the heading "Experts" in the preliminary prospectus dated 14 July 2004. Our report on Permanent Funding (No. 1) Limited refers to the restatement of certain US GAAP cash flow information for the period ended 31 December 2003.

We attach as Appendix P1 a copy of the preliminary prospectus initialled by us for the purpose of identification.


Yours faithfully


/s/ KPMG Audit Plc

KPMG Audit Plc

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